Exhibit 99.1

November 5, 2015	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

Stein Mart, Inc. Announces Resignation of Chief Merchandising Officer

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced that on November 2, 2015 its President and Chief Merchandising Officer, Brian R. Morrow, resigned to accept a position at another company. The company has initiated a search for a new chief merchandising officer.

“We thank Brian for his assistance in leading our merchandising efforts over the past six years and we wish him well in his new endeavor,” said Jay Stein, Chief Executive Officer. “Brian helped us develop a talented merchandising organization which will continue to serve us well.”

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. With over 270 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com